Exhibit 99.1
CONTACTS:
Tapestry, Inc.
Media:
Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
aresnick@tapestry.com
Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com
Kelsey Mueller
212/946-8183
Investor Relations
kmueller@tapestry.com

TAPESTRY, INC. RESPONDS TO THE FTC’S LAWSUIT

New York, April 22, 2024 – Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands consisting of Coach, Kate Spade, and Stuart Weitzman, today issued the following statement in response to the Federal Trade Commission’s (FTC) attempt to block its proposed acquisition of Capri Holdings Limited (NYSE: CPRI), a global luxury fashion group consisting of Versace, Jimmy Choo, and Michael Kors:

“There is no question that this is a pro-competitive, pro-consumer deal and that the FTC fundamentally misunderstands both the marketplace and the way in which consumers shop. Tapestry and Capri operate in an intensely competitive and highly fragmented industry alongside hundreds of rival brands, including both established players and new entrants.

We also compete for consumers who are cross-shopping a wide range of channels and brands along a vast pricing spectrum when considering what to purchase. The reality is that consumers have a host of choices when shopping for luxury handbags and accessories, footwear, and apparel, and they are exercising them.

10 HUDSON YARDS, NEW YORK, NY 10001 TELEPHONE 212 594 1850  FAX 212 594 1682  WWW.TAPESTRY.COM

The bottom line is that Tapestry and Capri face competitive pressures from both lower- and higher-priced products. In bringing this case, the FTC has chosen to ignore the reality of today’s dynamic and expanding $200 billion global luxury industry.

This transaction will unite six brands that offer products across a wide range of categories. With Capri, Tapestry will gain access to a broader set of global luxury consumers and geographies and will drive sustainable, healthy growth for Capri’s iconic brands, building desire and engagement with consumers globally. Tapestry has a strong record of not only innovating for consumers but also providing industry-leading wages and benefits for our employees. The combined company will continue to set the bar for both consumer and employee experiences.

We have full confidence in the merits and pro-competitive nature of this transaction. It will bring significant benefits to the combined company’s customers, employees, partners, and shareholders in the U.S. and around the world. We have strong legal arguments in defense of this transaction and look forward to presenting them in court and working expeditiously to close the transaction in calendar year 2024.”

The FTC is the last regulator yet to approve the transaction.

About Tapestry, Inc.
Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. Tapestry’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This communication relates to a proposed business combination transaction between Tapestry, Inc. and Capri Holdings Limited. This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Tapestry, Inc. or Capri Holdings Limited stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the effect of the announcement of the merger on the ability of Tapestry, Inc. or Capri Holdings Limited to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Tapestry, Inc. or Capri Holdings Limited do business, or on Tapestry, Inc.’s or Capri Holdings Limited’s operating results and business generally; risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the outcome of any legal proceedings related to the merger; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Tapestry, Inc. to successfully integrate Capri Holdings Limited’s operations; the ability of Tapestry, Inc. to implement its plans, forecasts and other expectations with respect to Tapestry, Inc.’s business after the completion of the transaction and realize expected synergies; and business disruption following the merger. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Tapestry, Inc.’s and Capri Holdings Limited’s respective periodic reports and other filings with the SEC, including the risk factors identified in Tapestry, Inc.’s and Capri Holdings Limited’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither Tapestry, Inc. nor Capri Holdings Limited undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.
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